Calculation of Filing Fee Tables
S-4
NORWOOD FINANCIAL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.10 par value per share	Other	2,041,852		$ 29,734,470.00	0.0001531	$ 4,552.35
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 29,734,470.00		$ 4,552.35
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,552.35
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Based on the maximum number of shares of common stock of Norwood Financial Corp ("Norwood") that may be issued in connection with the proposed merger of PB Bankshares, Inc. ("PB Bankshares") and Norwood, calculated by multiplying (a) 2,552,315 shares of PB Bankshares common stock outstanding as of August 13, 2025, by (b) 80% (which is the percentage of PB Bankshares that will be exchanged for the Norwood shares of common stock being registered by this registration statement.) In accordance with Rule 416, this registration statement shall also register any additional shares of Norwood's common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the merger. If Norwood elects to avoid termination of the merger agreement by increasing the exchange ratio in accordance with the terms of the merger agreement, then Norwood will file a registration statement pursuant to Rule 462(b) or Rule 429 under the Securities Act, as applicable, to reflect such increase. (2) Pursuant to Rule 457(f)(2) and Rule 457(f)(3) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is (x) the average of the high and low prices of PB Bankshares common stock as reported on the NASDAQ Capital Market on September 16, 2025 ($19.50), multiplied by (y) the product of (a) the number of shares of PB Bankshares common stock outstanding as of August 13, 2025 (2,552,315), and (b) 0.80, which represents the maximum percentage of PB Bankshares common stock to be converted into stock in accordance with the merger agreement, less the amount of cash to be paid in exchange for such shares of $10,081,644. The amount of cash consideration paid by Norwood ($10,081,644) is (x) the product of (a) the number of shares of PB Bankshares common stock outstanding as of August 13, 2025 (2,552,315), and (b) 0.20, which represents the maximum percentage of PB Bankshares common stock to be converted into cash in accordance with the merger agreement, multiplied by (y) the cash consideration per share of PB Bankshares common stock ($19.75).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
2,041,852	$ 19.50	$ 39,816,114.00		$ 10,081,644.00	$ 29,734,470.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A